UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2014

FAMILY DOLLAR STORES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road

Charlotte, North Carolina 28201-1017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2014, the Leadership Development and Compensation Committee of the Board of Directors of Family Dollar Stores, Inc. (the “Company”) approved a retention award program for certain eligible team members including the individuals named below.

The cash retention awards for the Company’s principal financial officer (“PFO”) and the three most highly compensated executive officers other than the principal executive officer, Howard Levine, (who did not receive an award under the program) and PFO who were serving as executive officers of the Company at the end of the Company’s fiscal year ended August 31, 2013 (collectively, “named executive officers”) are as follows:

Name	Retention Amount ($)

Mary A. Winston, Executive Vice President – Chief Financial Officer (PFO)	$200,000
Barry W. Sullivan, Executive Vice President – Store Operations	$200,000
James C. Snyder, Senior Vice President, General Counsel and Secretary	$150,000

To earn a retention award, a participant must comply with certain terms and conditions including maintaining employment with the Company through December 1, 2015 (the “Retention Period”). If a participant voluntarily terminates employment before the end of the Retention Period, he or she will forfeit the full amount of the award. If a participant’s employment is terminated by the Company during the Retention Period, other than for Cause (as described in the retention award program), the retention award will be paid as part of the participant’s final paycheck. Participants must also satisfy certain performance requirements. Awards under the retention award program will generally be paid in one lump sum payment on the first regularly scheduled pay date after the end of the Retention Period.

The foregoing does not constitute a complete summary of the terms of the retention award program, and reference is made to the complete text of the retention award program which will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	October 7, 2014	By:	/s/ James C. Snyder, Jr.
James C. Snyder, Jr. Senior Vice President-General Counsel and Secretary